REVOLVING CREDIT NOTE

$1,250,000 March 14, 2022

FOR VALUE RECEIVED, the undersigned, Todos Medical Ltd., a corporation organized under the laws of Israel and Provista Diagnostics Inc., a corporation organized under the laws of the State of Delaware (collectively, the "Borrower") hereby promises to pay to the order of Testing 123 LLC, a limited liability company organized in the State of Delaware ("Lender"), in accordance with the provisions of the Revolving Line of Credit Agreement, entered into between Borrower and Lender, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"), the principal sum of up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) or such lesser amount as may from time to time be outstanding under the Loans (as defined in the Agreement), made pursuant to the Agreement, together with interest on the unpaid balance of the Loans at the rate or rates hereinafter set forth. This Revolving Credit Note is the Note described in the Agreement. All capitalized terms not otherwise defined in this Note shall have the meanings defined in the Credit Agreement. Loans made by the Lender shall be evidenced by schedules attached to this Note on Exhibit 1 attached hereto, and endorsed thereon the date, amount, and maturity of its Loans and payments with respect thereto.

1. Terms of Payment.

(a) Interest Rate. Interest shall accrue and be payable at the rate of 5% per month on the outstanding principal balance of the Loans. Interest shall accrue from the date of each disbursement of principal pursuant to a Draw. Accrued interest shall be paid with principal, pursuant to the terms of the Agreement. Interest be charged on that part of outstanding principal of the Loan which has not been paid and shall be calculated on the basis of a 360-day year and a 30-day month.

(b) Payments of Principal. The outstanding principal balance of the Loan, together with accrued interest, shall be paid in full on the Maturity Date.

(c) Mandatory Prepayment of Principal. In the event that Borrower receives Earmarked Funds, Borrower shall use the Earmarked Funds to prepay principal, plus accrued interest, within three business days after such Earmarked Funds are received by Borrower (in the event that payment is not sent directly to the Escrow Account), and the amount of principal so prepaid shall be available for further Draws by Borrower during the Draw Period.

(d) Optional Prepayment of Principal. Borrower may prepay principal, with accrued interest, at any time and the amount of principal so prepaid shall be available for further Draws by Borrower during the Draw Period.

(e) Default Interest Rate. In the event that any payment of principal or interest is not paid within five (5) days from on the date on which the same is due and payable, such payment shall continue as an obligation of the Borrower, and interest thereon from the due date of such payment and interest on the entire unpaid balance of the Loan shall accrue until paid in full at the lesser of (i) ten percent (10%) per month, or (ii) the highest interest rate permitted under applicable law (the "Default Rate"). From and after the Maturity Date or upon acceleration of the Note, the entire unpaid principal balance of the Loan with all unpaid interest accrued thereon, and any and all other fees and charges then due at such maturity, shall bear interest at the Default Rate.

(f) Date of Payment. If the date on which a payment of principal or interest on the Loan is due is a day other than a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day.

(g) Application of Payments. All payments shall be applied first to costs of collection, next to late charges or other sums owing Lender, next to accrued interest, and then to principal, or in such other order or proportion as Lender, in its sole discretion, may determine.

(h) Currency. All payments shall be made in United States Dollars.

2. Events of Default. The events of default described in Section 5.1 of the Agreement shall constitute Events of Default of this Note.

3. Remedies On Default. Upon the occurrence of an Event of Default, the Lender shall have the rights and remedies described in Section 5.2 of the Agreement.

4. Miscellaneous.

(a) Borrower and endorsers of this Note severally waive (i) presentment, demand, protest, notice of dishonor, and all other notices; (ii) any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of the security for this Note, and (iii) any other cause of release or discharge other than actual payment in full of all indebtedness evidenced by or arising under this Note.

(b) No delay or omission of Lender to exercise any right, whether before or after an Event of Default, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance of any past-due amount at any time by the Lender shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. The Lender shall not be deemed, by any act or omission, to have waived any of Lender's rights or remedies under this Note unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

(c) Lender may accept, indorse, present for payment, and negotiate checks marked "payment in full" or with words of similar effect without waiving Lender's right to collect from Borrower the full amount owed by Borrower.

(d) Time is of the essence under this Note. Upon any Event of Default, the Lender may exercise all rights and remedies provided for in this Note and by law, including, but not limited to, the right to immediate payment in full of this Note.

(e) The rights and remedies of the Lender as provided in this Note, in the Agreement, and in the Security Agreement and in law or equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or a release of any such right or remedy.

(f) It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect this Note or any amount due under this Note, or to enforce or protect any rights conferred upon Lender by this Note then Borrower promises and agrees to pay on demand all costs, including without limitation, reasonable attorneys' fees, incurred by Lender in the enforcement of Lender's rights and remedies under this Note, and such other agreements.

(g) The terms, covenants, and conditions contained in this Note shall be binding upon the heirs, executors, administrators, successors, and assigns of Borrower, and each of them, and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Lender.

(h) This Note shall be construed under and governed by the laws of the State of Delaware without regard to conflicts of law. All disputes or differences between the Parties arising under or which are related to this Note upon which an amicable understanding cannot be reached within thirty (30) days shall be settled by arbitration as described in Section 9 of the Agreement.

(i) No provision of this Note shall be construed or so operate as to require the Borrower to pay interest at a greater rate than the maximum allowed by applicable state or federal law. Should any interest or other charges paid or payable by the Borrower in connection with this Note or the Loan result in the computation or earning of interest in excess of the maximum allowed by applicable state or federal law, then any and all such excess shall be and the same is hereby waived by Lender, and any and all such excess paid shall be credited automatically against and in reduction of the outstanding principal balance due of the Loan, and the portion of said excess which exceeds such principal balance shall be paid by Lender to the Borrower.

[*Signature page follows*]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date noted above.

TODOS MEDICAL LTD.

DocuSigned by:

By: Gerald Commissiong
294C473BD7394A8...

Name: Gerald Commissiong
Title: President & CEO

PROVISTA DIAGNOSTICS INC.

DocuSigned by:

By: Gerald Commissiong
294C473BD7394A8...

Name: Gerald Commissiong
Title: CEO

Exhibit 1

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	Maturity Date	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By